EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

BioCorRx, Inc. (formerly Fresh Start Private Management, Inc.)

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of BioCorRx, Inc. (formerly Fresh Start Private Management, Inc.) of our reports dated April 11, 2014, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Kling & Pathak LLP

March 31, 2015

Cerritos, California